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LETTER OF TRANSMITTAL

Offer For All Outstanding
E550,000,000 10.375% SENIOR NOTES DUE 2011
In Exchange For
E550,000,000 10.375% SENIOR NOTES DUE 2011
of
MESSER GRIESHEIM HOLDING AG
Pursuant to a
Prospectus, Dated November 12, 2001

      THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., LONDON TIME, ON DECEMBER 12, 2001, UNLESS EXTENDED. TENDERS OF E550,000,000 10.375% SENIOR NOTES DUE 2011 MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL.

The Exchange Agent for the Exchange Offer is:
The Bank of New York

Deliveries should be made as follows:

In the UK
by Registered or Certified Mail
or by Hand or Overnight Courier:

The Bank of New York
30 Cannon Street
London EC4M 6XH
Telephone: +44-20-7964-6513
Facsimile: +44-20-7964-7294
Attention: Julie McCarthy

DESCRIPTION OF ORIGINAL NOTES TENDERED

Name(s) and Address(es) of Registered Holder(s) Please fill in, if blank, exactly as name(s) appear(s) on Original Note(s)	Original Notes Tendered (Attach additional schedule, if necessary)

(1)	(2) ISIN/Common Code Number(s)	(3) Total Principal Amount of Original Notes Tendered*

Total

*
Unless otherwise indicated in this column, the holder will be deemed to have tendered ALL of the Original Notes represented by the certificates listed in column (2). All Original Notes tendered must be in denominations of E1,000 or integral multiples thereof. (See instruction 9.)

    THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE PROSPECTUS DATED NOVEMBER 12, 2001 (THE "PROSPECTUS"), OF MESSER GRIESHEIM HOLDING AG, A COMPANY INCORPORATED UNDER THE LAWS OF THE FEDERAL REPUBLIC OF GERMANY (THE "ISSUER"), RELATING TO THE OFFER (THE "EXCHANGE OFFER") OF THE ISSUER, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE PROSPECTUS AND HEREIN AND THE INSTRUCTIONS HERETO, TO EXCHANGE E1,000 PRINCIPAL AMOUNTS OF ITS 10.375% SENIOR NOTES DUE 2011 (THE "EXCHANGE NOTES") FOR EACH E1,000 PRINCIPAL AMOUNT OF ITS OUTSTANDING 10.375% SENIOR NOTES DUE 2011 (THE "ORIGINAL NOTES"), OF WHICH E550,000,000 AGGREGATE PRINCIPAL AMOUNT IS OUTSTANDING. THE MINIMUM PERMITTED TENDER IS E1,000 PRINCIPAL AMOUNT OF ORIGINAL NOTES AND ALL OTHER TENDERS MUST BE IN INTEGRAL MULTIPLES OF E1,000.

    DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION BY FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

    The Exchange Offer will expire at 5:00 p.m., London time, on December 12, 2001 (the "Expiration Date"), unless it is extended.

    HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER THEIR ORIGINAL NOTES TO THE EXCHANGE AGENT BY 5:00 P.M., LONDON TIME, ON THE EXPIRATION DATE.

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF ORIGINAL NOTES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION OR WOULD OTHERWISE NOT BE IN COMPLIANCE WITH ANY PROVISION OF ANY APPLICABLE SECURITY LAW.

    In acceptance of this offer, the holder acknowledges that he or she has received and reviewed the Prospectus dated November 12, 2001, of Messer Griesheim Holding AG, the Issuer, and this letter of transmittal, which, together, constitute the Exchange Offer, to exchange E1,000 principal amount of its Exchange Notes for each E1,000 principal amount of its outstanding Original Notes. Terms used but not otherwise defined herein shall have the respective meanings given to them in the Prospectus.

    In connection with the Exchange Offer by the Issuer, book-entry interests in the depositary interests in the Original Notes may be tendered to the book-entry depository in exchange for book-entry interests in the depositary interest in the Exchange Notes which are traded through the facilities of Euroclear and/or Clearstream (each of Euroclear and Clearstream are book entry transfer facilities). In such case, the respective book-entry depositary has committed to exchange a like principal amount of book-entry interests in the Exchange Notes for the book-entry interests in the Original Notes so tendered. This instrument is to be used for exchanging book-entry interests in Original Notes for book entry interests in Exchange Notes. In this regard, except as the context otherwise requires, holders (as used below) include, as appropriate, any participants in the book-entry transfer facility system whose names appear on a security position as holders of book-entry interests. References to Exchange or Original Notes include book-entry interests in Exchange or Original Notes and provisions of the following discussion that apply to the Issuer also apply, as appropriate, to the book-entry depository. The Bank of New York, as exchange agent for the Issuer (the "Exchange Agent"), will also act as exchange agent for the respective depository in effecting such change.

    For each Original Note accepted for exchange that is not validly withdrawn, the holder of such Original Note will receive an Exchange Note having a principal amount at maturity equal to that of the surrendered Original Note. Holders of Original Notes accepted for exchange will be deemed to have waived the right to receive any other payments or accrued interest on the Original Notes. The Issuer expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance of any Original Notes, by giving oral (promptly confirmed in writing) or written notice of such extension to the Exchange Agent and to the holders as described below. In the event of such notice of extension, the Expiration Date shall mean the latest time and date to which the Exchange Offer will have been extended. The Issuer shall notify the holders of the Original Notes of any such extension by means of a press release or other public announcement prior to 9:00 a.m., London time, on the next business day after the previously scheduled Expiration Date. Notwithstanding the foregoing, pursuant to Section 2(a) of the Exchange and Registration Rights Agreement, the Issuer has agreed to keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date on which notice thereof is mailed to the holders of the Original Notes.

    An electronic instruction must be sent to Euroclear and/or Clearstream (the "ICSDs") in accordance with their procedures in order to tender Original Notes. All deliveries of Original Notes must be made in accordance with the procedures of the ICSDs and pursuant to the procedures set forth in the Prospectus under "The Exchange Offer — Procedures for Tendering Your Original Notes." Upon receipt of electronic instructions, the ICSDs will block the position of Original Notes that the holder of the Original Notes has requested to exchange and, upon completion of the Exchange Offer and confirmation of receipt of the Exchange Notes from the common depositary, the ICSDs will simultaneously transfer the Original Notes out of the participants' accounts and replace them with an equivalent amount of Exchange Notes.

    HOLDERS WHO WISH TO EXCHANGE THEIR ORIGINAL NOTE MUST COMPLETE COLUMNS (1) THROUGH (3) IN THE BOX ENTITLED "DESCRIPTION OF ORIGINAL NOTES TENDERED" ON THE FIRST PAGE OF THIS LETTER OF TRANSMITTAL, COMPLETE THE APPROPRIATE BOX BELOW ENTITLED "METHOD OF DELIVERY" AND SIGN WHERE INDICATED BELOW.

    THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED "DESCRIPTION OF ORIGINAL NOTES TENDERED" AND SIGNING THIS LETTER OF TRANSMITTAL, WILL BE DEEMED TO HAVE TENDERED THE ORIGINAL NOTES AND MADE CERTAIN REPRESENTATIONS DESCRIBED IN THE PROSPECTUS AND HEREIN.

    BY SENDING THE ELECTRONIC INSTRUCTION DESCRIBED ABOVE TO THE ICSDS, THE HOLDER OF THE ORIGINAL NOTES ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS LETTER OF TRANSMITTAL, AND THE RESPECTIVE PARTICIPANT OF THE ICSDS CONFIRMS, ON BEHALF OF ITSELF AND THE BENEFICIAL OWNERS OF SUCH ORIGINAL NOTES, ALL PROVISIONS OF THIS LETTER OF TRANSMITTAL AS BEING APPLICABLE TO IT AND SUCH BENEFICIAL OWNERS AS FULLY AS IF THE BENEFICIAL OWNER HAD COMPLETED THE INFORMATION REQUIRED HEREIN AND EXECUTED AND TRANSMITTED THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT.

METHOD OF DELIVERY

/ /	CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH EUROCLEAR AND/OR CLEARSTREAM AND COMPLETE THE FOLLOWING:
Name of Tendering Institution:_________________________________________________________________
Euroclear/Clearstream Account Number:________________________________________________________
Transaction Code Number:_____________________________________________________________________
/ /	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE TEN† ADDITIONAL COPIES OF THE PROSPECTUS AND COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.
Name:_______________________________________________________________________________________
Address:_____________________________________________________________________________________
____________________________________________________________________________________________

†
You are entitled to as many copies as you reasonably believe necessary. If you require more than 10 copies, please indicate so next to your name above.

YOU MUST PROVIDE YOUR SIGNATURE BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

    Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Issuer the principal amount of Original Notes indicated in the box entitled "Description of Original Notes Tendered." Subject to, and effective upon, the acceptance for exchange of the Original Notes tendered hereby, the undersigned hereby irrevocably sells, assigns and transfers to or upon the order of the Issuer all right, title and interest in and to such Original Notes, and hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that said Exchange Agent also acts as the agent of the Issuer and as Trustee under the indenture governing the Original Notes and the Exchange Notes) with respect to such Original Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

  (a)
  tender in book-entry form such Original Notes; and

  (b)
  receive all benefits and otherwise to exercise all rights of beneficial ownership of such Original Notes, all in accordance with the terms of the Exchange Offer.

    The undersigned acknowledges that prior to this Exchange Offer, there has been no public market for the Original Notes or the Exchange Notes. If a market for the Exchange Notes should develop, the Exchange Notes could trade at a discount from their principal amount. The undersigned is aware that the Issuer does not intend to list the Exchange Notes on a national securities exchange and that there can be no assurance that an active market for the Exchange Notes will develop.

    If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes, the undersigned represents that the Original Notes to be exchanged for Exchange Notes were acquired as a result of market-making activities or other trading activities and the undersigned acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes. However, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The undersigned represents that:

  (a)
  it is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Issuer;

  (b)
  it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes; and

  (c)
  it is acquiring the Exchange Notes in the ordinary course of business.

    The undersigned understands and acknowledges that the Issuer reserves the right, in its sole discretion, to purchase or make offers for any Original Notes that remain outstanding subsequent to the Expiration Date or to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Original Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

    The undersigned hereby represents and warrants that:

  (a)
  it accepts the terms and conditions of the Exchange Offer;

  (b)
  it has a net long position within the meaning of Rule 14e-4 under the Exchange Act ("Rule 14e-4") equal to or greater than the principal amount of Original Notes tendered hereby;

  (c)
  the tender of its Original Notes complies with Rule 14e-4 (to the extent that Rule 14e-4 is applicable to such exchange);

  (d)
  it has full power and authority to tender, exchange, assign and transfer the Original Notes tendered hereby; and

  (e)
  when the Original Notes are accepted for exchange by the Issuer, the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the Original Notes tendered hereby.

    The undersigned agrees that all authority conferred or agreed to be conferred by this letter of transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. The undersigned also agrees that, except as stated in the Prospectus, the Original Notes tendered hereby cannot be withdrawn.

    The undersigned understands that tenders of the Original Notes pursuant to the procedures described in the Prospectus under the caption "The Exchange Offer — Procedures for Tendering Your Original Notes" and in the instructions hereto will constitute a binding agreement between the undersigned and the Issuer in accordance with the terms, and subject to the conditions, of the Exchange Offer.

    The undersigned understands that by tendering Original Notes pursuant to the procedures described in the Prospectus and the instructions hereto, the tendering holder will be deemed to have waived the right to receive any payment in respect of interest or otherwise on the Original Notes accrued up to the date of issuance of the Exchange Notes.

    The undersigned recognizes that, under certain circumstances set forth in the Prospectus, the Issuer may not be required to accept for exchange any of the Original Notes tendered. Original Notes not accepted for exchange or withdrawn will be returned to the undersigned without cost as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer.

    All questions as to the validity, form, eligibility (including time of receipt), and withdrawal of the tendered Original Notes will be determined by the Issuer in its sole discretion, which determination shall be final and binding. The Issuer reserves the absolute right to reject any and all Original Notes not properly tendered or any Original Notes the Issuer's acceptance of which would, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the right to waive any irregularities or conditions of tender as to particular Original Notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as the Issuer shall determine. Neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Original Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holders by the Exchange Agent, without cost to such holder, unless otherwise provided in this letter of transmittal, as soon as practicable following the Expiration Date.

    IMPORTANT: THIS LETTER OR A FACSIMILE HEREOF OR AN AGENT'S MESSAGE (TOGETHER WITH A BOOK-ENTRY CONFIRMATION AND ANY OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., LONDON TIME, ON THE EXPIRATION DATE.

SIGN HERE (To be Completed By ALL Tendering Registered Holders)

(Signature(s) of Holder(s) Or Authorized Signatory)

    Must be signed by the registered holder(s) of Original Notes exactly as their name(s) appear(s) on certificate(s) for the Original Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this letter of transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, please provide the following information. (See Instruction 4).

Name(s)

(Please Print)
Capacity	(full title)

Address

(Including Post Code)
Area Code and Telephone No.:

SIGNATURE GUARANTEE
(SEE INSTRUCTION 4)

(Name of Eligible Institution Guaranteeing Signature(s))

(Address, Including Zip Code, and Telephone No., Including Area Code, of Firm)

(Authorized Signature)

(Printed Name)

(Title)

Dated                         , 2001

  SPECIAL ISSUANCE INSTRUCTIONS
  (See Instructions 4, 5 and 7)

      To be completed ONLY if Original
  Notes are to be returned by credit to an
  account maintained by the Book-Entry
  Transfer Facility in the name of someone
  other than the undersigned.

  Credit unaccepted Original Notes tendered
  by book-entry transfer to the:

  / /  Euroclear
  / /  Clearstream

  account set forth below

(Book Entry Transfer Facility Account Number)

INSTRUCTIONS

FORMING AN INTEGRAL PART OF THE TERMS AND CONDITIONS OF THE
OFFER FOR ALL
OUTSTANDING E550,000,000 10.375% SENIOR NOTES DUE 2011
IN EXCHANGE FOR
E550,000,000 10.375% SENIOR NOTES DUE 2011

    1. Delivery of this Letter of Transmittal and Certificates.  Either this letter of transmittal or an agent's message is to be completed by the respective holders (for purposes of the Exchange Offer, the term "holder" includes any participant in a book-entry transfer facility system whose name appears on a security position listing as the holder of Original Notes) in order to effectively tender Original Notes. All tenders of book-entry interests in Original Notes must be made pursuant to the procedures for delivery by book-entry transfer as set forth in the Prospectus under "The Exchange Offer — Procedures for Tendering Your Original Notes." A book-entry confirmation, including an agent's message, must be received by the Exchange Agent on or prior to the Expiration Date.

    The method of delivery of this letter of transmittal and all other documents required by this letter of transmittal is at the election and risk of the tendering holders and the delivery will be deemed made only when actually received or confirmed by the Exchange Agent.

    2. Tender by Holder.  Only a holder of record may tender Original Notes in the Exchange Offer.

    3. Withdrawal of Tender.  Tendered Original Notes may be withdrawn at any time prior to 5:00 p.m., London time, on the Expiration Date, unless previously accepted for exchange. To be effective, an electronic transmission containing notice of withdrawal must be received by Euroclear and/or Clearstream prior to 5:00 p.m., London time, on the Expiration Date, unless previously accepted for exchange. The notice of withdrawal must:

  (a)
  specify the name of the person who tendered the Original Notes; and

  (b)
  contain a precise description of the Original Notes to be withdrawn and the aggregate principal amount represented by such Original Notes.

    Withdrawals may not be rescinded and any Original Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. However, properly withdrawn Original Notes may be re-tendered by following one of the procedures described under "The Exchange Offer — Procedures for Tendering Your Original Notes" in the Prospectus at any time on or prior to the applicable Expiration Date.

    4. Signatures on this letter of transmittal, Bond Powers and Endorsements; Guarantee of Signatures.  If this letter of transmittal is signed by a book-entry transfer facility participant whose name appears on a security position maintained by a book-entry transfer facility, the signature must correspond exactly with such participant's name as it appears on a security position maintained by such book-entry transfer facility, listing such participant as the owner of the Original Notes, without any change whatsoever.

    If any tendered Original Notes are owned of record by two or more joint owners, each of such owners must sign this letter of transmittal.

    If any Original Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this letter of transmittal as there are different registrations of certificates.

    Once this letter of transmittal is signed by the holders of the Original Notes specified herein and tendered hereby, no separate bond powers are required. If, however, the Exchange Notes are to be issued, or any un-tendered Original Notes are to be re-issued to a person other than the holder, then separate bond powers are required. The signatures on such bond powers must be guaranteed by an eligible institution (as defined below).

    If this letter of transmittal or any bond powers are signed by the trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence, satisfactory to the Issuer, of the authenticity to so act must be submitted.

    SIGNATURES ON BOND POWERS REQUIRED BY THIS INSTRUCTION 4 MUST BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" WHICH IS EITHER A FIRM WHICH IS A MEMBER OF A REGISTERED NATIONAL SECURITIES EXCHANGE OR A MEMBER OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., OR A COMMERCIAL BANK OR TRUST COMPANY HAVING AN OFFICE OR CORRESPONDENT IN THE UNITED STATES.

    SIGNATURES ON THIS LETTER OF TRANSMITTAL NEED NOT BE GUARANTEED BY AN ELIGIBLE INSTITUTION IF:

  (I)
  THIS LETTER IS SIGNED BY ANY PARTICIPANT IN A BOOK ENTRY TRANSFER FACILITY WHOSE NAME APPEARS ON A SECURITY POSITION LISTING MAINTAINED BY A BOOK ENTRY TRANSFER FACILITY AS THE OWNER OF THE ORIGINAL NOTES AND SUCH PERSON HAS NOT COMPLETED THE BOX ENTITLED "SPECIAL ISSUANCE INSTRUCTIONS" ON THIS LETTER OF TRANSMITTAL; OR

  (II)
  THE ORIGINAL NOTES ARE TENDERED FOR THE ACCOUNT OF AN ELIGIBLE INSTITUTION.

    5. Special Issuance Instructions.  Tendering holders of Original Notes should indicated in the box above entitled "Special Issuance Instructions" the book-entry transfer facility account to which Exchange Notes issued pursuant to the Exchange Offer and/or substitute Original Notes not exchanged are to be issued, if such account is different from the book-entry transfer facility account of the person signing this letter of transmittal. The employer identification number of any person so named must also be indicated. If no such instructions are given, any such Exchange Notes and/or un-exchanged Original Notes will be credited to a book-entry transfer facility account of the person signing this letter of transmittal.

    6. Transfer Taxes.  The Issuer will pay all transfer taxes, if any, applicable to the transfer of Original Notes to it or its order pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the transfer of Original Notes to the Issuer or its order pursuant to the exchange offer, the amount of any such transfer taxes (whether imposed on the holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

    7. Waiver of Conditions.  The Issuer reserves the absolute right to waive satisfaction or any or all conditions set forth in the Prospectus.

    8. Partial Tenders.  Original Notes tendered hereby must be in denominations of principal amount at maturity of E1,000 and any integral multiple thereof. If tenders of less than the entire principal amount of any Original Notes are to be made, the tendering holder must fill in the principal amount of Original Notes which are tendered in column (3) of the box on the first page of this letter of transmittal entitled "Description of Original Notes Tendered." In the case of partial tenders, the remainder of the principal amount of the Original Notes will be credited to the appropriate account with Euroclear and/or Clearstream as promptly as practicable after the expiration or termination of the Exchange Offer.

    9. No Conditional Tenders.  No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Original Notes, by execution of this letter of transmittal, shall waive any right to receive notice of the acceptance of their Original Notes for exchange.

    Neither the Issuer, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Original Notes, nor shall any of them incur any liability for failure to give any such notice.

    10. Inadequate Space.  If the space provided herein is inadequate, the aggregate principal amount of the Original Notes being tendered and the ISIN/Common Code numbers (if available) should be listed on a separate schedule attached hereto and separately signed by all parties required to sign this letter of transmittal.

    11. Requests for Assistance or Additional Copies.  Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this letter of transmittal, may be directed to the Exchange Agent, at the address and telephone/facsimile numbers indicated above, or to the Luxembourg listing agent, The Bank of New York (Luxembourg), 48th Floor, One Canada Square, London E14 5AL, United Kingdom, Telephone: +44 207 964 7306, Facsimile: +44 207 964 6399, attention: Jacqueline Geisen.

    12. Incorporation of letter of transmittal.  This letter of transmittal shall be deemed to be incorporated in and acknowledged and accepted by any tender through procedures established by a book-entry transfer facility by any participant in the book-entry transfer facility on behalf of itself and the beneficial owners of any Original Notes so tendered.

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METHOD OF DELIVERY
YOU MUST PROVIDE YOUR SIGNATURE BELOW PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
INSTRUCTIONS FORMING AN INTEGRAL PART OF THE TERMS AND CONDITIONS OF THE OFFER FOR ALL OUTSTANDING E550,000,000 10.375% SENIOR NOTES DUE 2011 IN EXCHANGE FOR E550,000,000 10.375% SENIOR NOTES DUE 2011